TriNet Announces Second Quarter 2021 Results

16% Growth in Total Revenues to $1.1 Billion for the Second Quarter 2021
$1.37 in Net Income per Diluted Share and $1.56 in Adjusted Net Income per Diluted Share for the Second Quarter 2021

DUBLIN, Calif. — July 26, 2021 — TriNet Group, Inc. (NYSE: TNET), a leading provider of comprehensive human resources solutions for small and medium-size businesses, today announced financial results for the second quarter ended June 30, 2021. The second quarter highlights below include non-GAAP financial measures which are reconciled later in this release.
Second quarter highlights include:
•Total revenues increased 16% to $1.1 billion as compared to the same period last year.
•Net income was $91 million, or $1.37 per diluted share, compared to net income of $126 million, or $1.87 per diluted share, in the same period last year.
•Adjusted Net Income was $104 million, or $1.56 per diluted share, compared to Adjusted Net Income of $136 million, or $2.03 per diluted share, in the same period last year.
•Adjusted EBITDA was $154 million, compared to Adjusted EBITDA of $199 million, in the same period last year.
•Total Worksite Employees (WSEs) increased 9% compared to the same period last year, to approximately 340,000.
•Average WSEs increased 6% as compared to the same period last year, to approximately 333,000.
"During the second quarter, TriNet once again prioritized the needs of all of our stakeholders,” said Burton M. Goldfield, TriNet’s President and CEO. “As a result, we delivered strong financial and operational results. Through our customer selection process, we have a vibrant and durable customer base. We support them with traditional HR functions as well as strategic HR questions as they navigate the economic reopening. Our customers continue to grow with us by hiring new employees at record rates. As we look to the second half of 2021, we are encouraged by the business environment, we will continue to support our customers, and we expect to continue to grow.”
TriNet’s total revenues for the second quarter of 2021 increased 16% from the second quarter of 2020 to $1.1 billion. Professional service revenues for the second quarter of 2021 increased 29% compared to the second quarter of 2020.
At June 30, 2021, TriNet had cash and cash equivalents of $464 million and total debt of $495 million.
Third Quarter and Full-Year 2021 Guidance
In addition to announcing our second quarter 2021 results, we provide our third quarter and full-year 2021 guidance. Non-GAAP financial measures are reconciled later in this release. Percentages reflect the increase or (decrease) from the prior year quarter and prior year end.

	Q3 2021		Full Year 2021
	Low	High	Low	High
Total Revenues	15%	17%	10%	12%
Professional Service Revenues	15%	20%	13%	15%
Net Insurance Margin	8.5%	10.5%	11.5%	12.5%
Ratio of Insurance Costs to Insurance Service Revenues	91.5%	89.5%	88.5%	87.5%
Diluted net income per share of common stock	$0.48	$0.72	$3.60	$4.03
Adjusted Net Income per share - diluted	$0.62	$0.87	$4.25	$4.70

Quarterly Report on Form 10-Q
We anticipate filing our Quarterly Report on Form 10-Q (“Form 10-Q”) for the first half of 2021 with the U.S. Securities and Exchange Commission (SEC) and making it available at http://www.trinet.com today, July 26, 2021. This press release should be read in conjunction with the Form 10-Q and the related Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Form 10-Q.
Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its second quarter results for 2021 and provide third quarter and full-year financial guidance for 2021. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: https://dpregister.com/sreg/10158467/eae2c96f47. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.” The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this website for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 10158467.
About TriNet
TriNet is a leading provider of a comprehensive human resources solution for small to medium-size businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to us, allowing them to focus on operating and growing their core businesses. Our HR solutions include services such as payroll processing, human capital consulting, employment law compliance and employee benefits, including health insurance, retirement plans and workers compensation insurance. Our services are delivered by our expert team of HR professionals and enabled by our technology platform, with online and mobile tools, which allow our clients and their employees to efficiently conduct their HR transactions anytime and anywhere. For more information, please visit http://www.trinet.com.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Non-GAAP Financial Measures.”
Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among other things, TriNet’s expectations and assumptions regarding: TriNet's financial guidance for the second quarter and full-year 2021 and the underlying assumptions, and the extent, length and growth impact of economic reopening efforts. Forward-looking statements are often identified by the use of words such as, but not limited to, “ability,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” "guidance," “impact,” “intend,” “may,” “plan,” "predict," “project,” “seek,” “should,” “strategy,” “target,” “value,” “will,” “would” and similar expressions or variations. Examples of forward-looking statements include, among others, TriNet’s expectations regarding client hiring practices, the impact of our customer selection process, and the impact of our operational focus and priorities. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past or future results, performance or achievements. Investors are cautioned not to place undue reliance upon any forward-looking statements.

Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: the economic, health and business disruption caused by the COVID-19 pandemic; the impact of the COVID-19 pandemic on our clients and prospects, insurance costs and operations; the impact of the COVID-19 pandemic on the laws and regulations that impact our industry and clients; our ability to mitigate the business risks we face as a co-employer; our ability to manage unexpected changes in workers’ compensation and health insurance claims and costs by worksite employees; the effects of volatility in the financial and economic environment on the businesses that make up our client base, and the concentration of our clients in certain geographies and industries; the impact of failures or limitations in the business systems we rely upon; the impact of our Recovery Credit program; adverse changes in our insurance coverage or our relationships with key insurance carriers; our ability to improve our technology to satisfy regulatory requirements and meet the expectations of our clients and manage client attrition; our ability to effectively integrate businesses we have acquired or may acquire in the future; our ability to effectively manage and improve our operational processes; our ability to attract and retain qualified personnel; the effects of increased competition and our ability to compete effectively; the impact on our business of cyber-attacks and security breaches; our ability to secure our information technology infrastructure and our confidential, sensitive and personal information; our ability to comply with constantly evolving data privacy and security laws; our ability to manage changes in, uncertainty regarding, or adverse application of the complex laws and regulations that govern our business; changing laws and regulations governing health insurance and employee benefits; our ability to be recognized as an employer of worksite employees under federal and state regulations; changes in the laws and regulations that govern what it means to be an employer, employee or independent contractor; our ability to comply with the laws and regulations that govern PEOs and other similar industries; the outcome of existing and future legal and tax proceedings; fluctuation in our results of operation and stock price due to factors outside of our control, such as the volume and severity of our workers’ compensation and health insurance claims and the amount and timing of our insurance costs, operating expenses and capital expenditure requirements; our ability to comply with the restrictions of our credit facility and meet our debt obligations; and the impact of concentrated ownership in our stock. Any of these factors could cause our actual results to differ materially from our anticipated results.

Further information on risks that could affect TriNet’s results is included in our filings with the SEC, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on our investor relations website at http://investor.trinet.com and on the SEC website at www.sec.gov. Copies of these filings are also available by contacting TriNet Corporation's Investor Relations Department at (510) 875-7201. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements in this press release, and any forward-looking statements in this press release speak only as of the date of this press release. In addition, we do not assume any obligation, and do not intend, to update any of our forward-looking statements, except as required by law.

Contacts:
Investors:	Media:
Alex Bauer	Renee Brotherton
TriNet	TriNet
Investorrelations@TriNet.com	Renee.Brotherton@TriNet.com
(510) 875-7201	(408) 646-5103

FINANCIAL HIGHLIGHTS
Key Financial and Operating Metrics
We regularly review certain key financial and operating metrics to evaluate growth trends, measure our performance and make strategic decisions. These key financial and operating metrics may change over time. Our key financial and operating metrics for the periods presented were as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share and WSE data)	2021	2020	% Change	2021	2020	% Change
Income Statement Data:
Total revenues	$1,100	$948	16%	$2,160	$1,996	8%
Operating income	121	173	(30)	259	293	(12)
Net income	91	126	(28)	192	217	(12)
Diluted net income per share of common stock	1.37	1.87	(27)	2.87	3.13	(8)
Non-GAAP measures (1):
Net Service Revenues	302	335	(10)	611	618	(1)
Net Insurance Service Revenues	146	214	(32)	302	341	(11)
Adjusted EBITDA	154	199	(23)	317	344	(8)
Adjusted Net income	104	136	(24)	215	235	(9)
Operating Metrics:
Average WSEs	332,719	313,701	6%	327,007	325,024	1%
Total WSEs at period end	339,935	313,104	9	339,935	313,104	9
(1) Refer to Non-GAAP measures definitions and reconciliations from GAAP measures under the heading "Non-GAAP Financial Measures".

(in millions)	June 30, 2021	December 31, 2020	% Change
Balance Sheet Data:
Working capital	$554	290	91%
Total assets	2,978	3,043	(2)
Debt	495	370	34
Total stockholders’ equity	744	607	23

	Six Months Ended June 30,
(in millions)	2021	2020	% Change
Cash Flow Data:
Net cash used in operating activities	$(190)	$(130)	46%
Net cash used in investing activities	(135)	(121)	12
Net cash provided by financing activities	43	122	(65)
Non-GAAP measure (1):
Corporate Operating Cash Flows	240	315	(24)
(1) Refer to Non-GAAP measures definitions and reconciliations from GAAP measures under the heading "Non-GAAP Financial Measures".

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions except per share data)	2021	2020	2021	2020
Professional service revenues	$156	$121	$309	$277
Insurance service revenues	944	827	1,851	1,719
Total revenues	1,100	948	2,160	1,996
Insurance costs	798	613	1,549	1,378
Cost of providing services	66	60	130	124
Sales and marketing	45	45	91	91
General and administrative	40	35	76	68
Systems development and programming	11	9	24	18
Depreciation and amortization of intangible assets	19	13	31	24
Total costs and operating expenses	979	775	1,901	1,703
Operating income	121	173	259	293
Other income (expense):
Interest expense, bank fees and other	(5)	(4)	(10)	(8)
Interest income	1	2	3	7
Income before provision for income taxes	117	171	252	292
Income taxes	26	45	60	75
Net income	$91	$126	$192	$217
Other comprehensive (loss) income, net of income taxes	—	3	(1)	5
Comprehensive income	$91	$129	$191	$222
Net income per share:
Basic	$1.38	$1.88	$2.91	$3.16
Diluted	$1.37	$1.87	$2.87	$3.13
Weighted average shares:
Basic	66	67	66	69
Diluted	67	68	67	70

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$464	$301
Investments	131	57
Restricted cash, cash equivalents and investments	958	1,388
Accounts receivable, net	8	18
Unbilled revenue, net	346	246
Prepaid expenses, net	68	63
Other current assets	109	87
Total current assets	2,084	2,160
Restricted cash, cash equivalents and investments, noncurrent	179	210
Investments, noncurrent	194	138
Property, equipment and software, net	76	79
Operating lease right-of-use asset	48	51
Goodwill	294	294
Other intangible assets, net	9	18
Other assets	94	93
Total assets	$2,978	$3,043
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$81	$50
Long-term debt	—	22
Client deposits and other client liabilities	132	134
Accrued wages	506	309
Accrued health insurance costs, net	155	172
Accrued workers' compensation costs, net	57	59
Payroll tax liabilities and other payroll withholdings	572	1,095
Operating lease liabilities	12	11
Insurance premiums and other payables	15	18
Total current liabilities	1,530	1,870
Long-term debt, noncurrent	495	348
Accrued workers' compensation costs, noncurrent, net	133	138
Deferred taxes	21	22
Operating lease liabilities, noncurrent	46	49
Other non-current liabilities	9	9
Total liabilities	2,234	2,436
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	776	747
Accumulated deficit	(35)	(144)
Accumulated other comprehensive income	3	4
Total stockholders’ equity	744	607
Total liabilities and stockholders’ equity	$2,978	$3,043

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
(in millions)	2021	2020
Operating activities
Net income	$192	$217
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45	32
Amortization of ROU asset	6	8
Accretion of discount rate on lease liabilities	1	1
Amortization of premium of investments	1	—
Stock based compensation	24	20
Changes in operating assets and liabilities:
Accounts receivable, net	10	4
Unbilled revenue, net	(100)	(67)
Prepaid expenses, net	(5)	2
Accounts payable and other current liabilities	29	69
Client deposits and other client liabilities	(2)	102
Accrued wages	197	20
Accrued health insurance costs, net	(17)	(22)
Accrued workers' compensation costs, net	(7)	(2)
Payroll taxes payable and other payroll withholdings	(523)	(475)
Operating lease liabilities	(6)	(10)
Other assets	(32)	(32)
Other liabilities	(3)	3
Net cash used in operating activities	(190)	(130)
Investing activities
Purchases of marketable securities	(267)	(222)
Proceeds from sale and maturity of marketable securities	149	119
Acquisitions of property and equipment	(17)	(18)
Net cash used in investing activities	(135)	(121)
Financing activities
Repurchase of common stock	(74)	(100)
Proceeds from issuance of common stock	5	5
Awards effectively repurchased for required employee withholding taxes	(9)	(6)
Proceeds from revolving credit agreement borrowings	—	234
Payment of long-term financing fees	(2)	—
Payment of debt issuance costs	(7)	—
Proceeds from issuance of 2029 Notes	500	—
Repayment of debt	(370)	(11)
Net cash provided by financing activities	43	122
Net decrease in cash and cash equivalents, unrestricted and restricted	(282)	(129)
Cash and cash equivalents, unrestricted and restricted:
Beginning of period	1,643	1,456
End of period	$1,361	$1,327

Supplemental disclosures of cash flow information
Interest paid	$2	$7
Income taxes paid, net	45	6
Supplemental schedule of noncash investing and financing activities
Payable for purchase of property and equipment	$2	$2

NON-GAAP FINANCIAL MEASURES
Non-GAAP Financial Measures
In addition to the selected financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), we monitor other non-GAAP financial measures that we use to manage our business, to make planning decisions, to allocate resources and to use as performance measures in our executive compensation plan. These key financial measures provide an additional view of our operational performance over the long term and provide information that we use to maintain and grow our business.
The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation from, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. In subsequent filings, we will no longer provide Net Service Revenues, Net Insurance Service Revenues and Net Insurance Margin. Our consolidated statements of income and comprehensive income will continue to disclose total revenues, insurance service revenues and insurance cost, determined in accordance with GAAP, which are the key components of these non-GAAP measures.

Non-GAAP Measure	Definition	How We Use The Measure
Net Service Revenues	• Sum of professional service revenues and Net Insurance Service Revenues, or total revenues less insurance costs.	• Provides a comparable basis of revenues on a net basis. Professional service revenues are presented net of client payroll costs whereas insurance service revenues are presented gross of insurance costs for financial reporting purposes.
• Acts as the basis to allocate resources to different functions and evaluates the effectiveness of our business strategies by each business function.
• Provides a measure, among others, used in the determination of incentive compensation for management.

Net Insurance Service Revenues	• Insurance service revenues less insurance costs.	• Is a component of Net Service Revenues.
• Provides a comparable basis of revenues on a net basis. Professional service revenues are presented net of client payroll costs whereas insurance service revenues are presented gross of insurance costs for financial reporting purposes. Promotes an understanding of our insurance services business by evaluating insurance service revenues net of our WSE related costs which are substantially pass-through for the benefit of our WSEs. Under GAAP, insurance service revenues and costs are recorded gross as we have latitude in establishing the price, service and supplier specifications.

Net Insurance Margin	• Net Insurance Margin is the ratio of Net Insurance Services Revenues to insurance service revenues.	• Provides a comparable basis of Net Insurance Service Revenues relative to insurance service revenues. Promotes an understanding of our pricing to risk performance.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA	• Net income, excluding the effects of: - income tax provision, - interest expense, bank fees and other, - depreciation, - amortization of intangible assets, and - stock based compensation expense.	• Provides period-to-period comparisons on a consistent basis and an understanding as to how our management evaluates the effectiveness of our business strategies by excluding certain non-cash charges such as depreciation and amortization, and stock-based compensation recognized based on the estimated fair values. We believe these charges are either not directly resulting from our core operations or not indicative of our ongoing operations.
• Enhances comparisons to prior periods and, accordingly, facilitates the development of future projections and earnings growth prospects.
• Provides a measure, among others, used in the determination of incentive compensation for management.
• We also sometimes refer to Adjusted EBITDA margin, which is the ratio of Adjusted EBITDA to total revenues.

Adjusted Net Income	• Net income, excluding the effects of:
- effective income tax rate (1),
- stock based compensation,
- amortization of intangible assets,
- non-cash interest expense (2), and
- the income tax effect (at our effective tax rate (1) of these pre-tax adjustments.	• Provides information to our stockholders and board of directors to understand how our management evaluates our business, to monitor and evaluate our operating results, and analyze profitability of our ongoing operations and trends on a consistent basis by excluding certain non-cash charges.

Corporate Operating Cash Flows	• Net cash provided by (used in) operating activities, excluding the effects of:
- Assets associated with WSEs (accounts receivable, unbilled revenue, prepaid expenses and other current assets) and
- Liabilities associated with WSEs (client deposits and other client liabilities, accrued wages, payroll tax liabilities and other payroll withholdings, accrued health benefit costs, accrued workers' compensation costs, insurance premiums and other payables, and other current liabilities).	• Provides information that our stockholders and management can use to evaluate our cash flows from operations independent of the current assets and liabilities associated with our WSEs.
• Enhances comparisons to prior periods and, accordingly, used as a liquidity measure to manage liquidity between corporate and WSE related activities, and to help determine and plan our cash flow and capital strategies.
(1)     Non-GAAP effective tax rate is 25.5% for the second quarters of 2021 and 2020, which excludes the income tax impact from stock-based compensation, changes in uncertain tax positions, and nonrecurring benefits or expenses from federal legislative changes.
(2)    Non-cash interest expense represents amortization and write-off of our debt issuance costs and loss on derivative.

NON-GAAP FINANCIAL MEASURES
Reconciliation of GAAP to Non-GAAP Measures
The table below presents a reconciliation of total revenues to Net Service Revenues:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2021	2020	2021	2020
Total revenues	$1,100	$948	$2,160	$1,996
Less: Insurance costs	798	613	1,549	1,378
Net Service Revenues	$302	$335	$611	$618

The table below presents a reconciliation of insurance service revenues to Net Insurance Service Revenues:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2021	2020	2021	2020
Insurance service revenues	$944	$827	$1,851	$1,719
Less: Insurance costs	798	613	1,549	1,378
Net Insurance Service Revenues	$146	$214	$302	$341
NIM	15%	26%	16%	20%

The table below presents a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2021	2020	2021	2020
Net income	$91	$126	$192	$217
Provision for income taxes	26	45	60	75
Stock based compensation	13	11	24	20
Interest expense, bank fees and other	5	4	10	8
Depreciation and amortization of intangible assets [1]	19	13	31	24
Adjusted EBITDA	$154	$199	$317	$344
Adjusted EBITDA Margin	14.0%	21.0%	14.7%	17.2%
(1)    Amount includes impairment of customer relationship intangibles and amortization of cloud computing arrangements included in operating expenses.

The table below presents a reconciliation of net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2021	2020	2021	2020
Net income	$91	$126	$192	$217
Effective income tax rate adjustment	(4)	1	(4)	1
Stock based compensation	13	11	24	20
Amortization of intangible assets [1]	9	1	10	3
Non-cash interest expense	1	—	3	—
Income tax impact of pre-tax adjustments	(6)	(3)	(10)	(6)
Adjusted Net Income	$104	$136	$215	$235
GAAP weighted average shares of common stock - diluted	67	68	67	69
Adjusted Net Income per share - diluted	$1.56	$2.03	$3.20	$3.39
(1)    Amount includes impairment of customer relationship intangibles.

NON-GAAP FINANCIAL MEASURES

The table below presents a reconciliation of net cash (used in) provided by operating activities to Corporate Operating Cash flows:

	Six Months Ended June 30,
(in millions)	2021	2020
Net cash used in operating activities	$(190)	$(130)
Less: Change in WSE related other current assets	(96)	(74)
Less: Change in WSE related liabilities	(334)	(371)
Net cash used in operating activities - WSE	$(430)	$(445)
Net cash provided by operating activities - Corporate	$240	$315
Reconciliation of GAAP to Non-GAAP Measures for the third quarter and full-year 2021 guidance.
Low and high percentages represent increases (decreases) from the same period in the previous year.
The table below presents a reconciliation of insurance service revenues to Net Insurance Service Revenues and NIM:

	Q3 2020	Q3 2021 Guidance		FY 2020	Year 2021 Guidance
(in millions)	Actual	Low	High	Actual	Low	High
Insurance service revenues	$849	14%	17%	$3,490	10%	11%
Less: Insurance costs	759	17	17	2,979	14	14
Net Insurance Service Revenues	$90	(8)%	16%	$511	(14)%	(5)%
NIM	10.6%	8.5%	10.5%	14.6%	11.5%	12.5%
Ratio of insurance costs to insurance service revenues	89%	91.5%	89.5%	85%	88.5%	87.5%

The table below presents a reconciliation of net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Q3 2020	Q3 2021 Guidance		FY 2020	Year 2021 Guidance
(in millions, except per share data)	Actual	Low	High	Actual	Low	High
Net income	$33	(1)%	49%	$272	(12)%	(1)%
Effective income tax rate adjustment	(4)	(36)	(54)	(6)	13	(4)
Stock based compensation	11	32	32	43	23	23
Amortization of intangible assets[1]	1	3	3	5	136	136
Non-cash interest expense	1	28	28	1	287	287
Income tax impact of pre-tax adjustments	(3)	29	29	(12)	39	39
Adjusted Net Income	$39	11%	55%	$303	(6)%	4%
GAAP weighted average shares of common stock - diluted	68			68
Adjusted Net Income per share - diluted	$0.56	$0.62	$0.87	$4.44	$4.25	$4.70
(1)    Guidance amounts includes impairment of customer relationship intangibles.